EXHIBIT 23.1
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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in (i) the annual report on Form 40-F of Vasogen Inc. (the "Company") for the year ended November 30, 2003, (ii) the Registration Statement on Form F-10 of the Company filed with the Securities and Exchange Commission, filed with the Securities and Exchange Commission on October 24, 2003 (File No. 333-109782) and (iii) the Registration Statement on Form F-10 of the Company, filed with the Securities and Exchange Commission on July 22, 2003 (File No. 333-106958), of our reports dated December 23, 2003, with respect to the consolidated balance sheets of Vasogen Inc. as at November 30, 2003 and 2002, and the related consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended November 30, 2003 and for the period from December 1, 1987 to November 30, 2003, and Comments by Auditors for United States Readers on Canada - United States Reporting Difference, which reports appear in the Form 6-K of Vasogen Inc. dated February 9, 2004.

/s/  KPMG LLP

Toronto, Canada
April 16, 2004